UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2017 (December 4, 2017)

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On December 4, 2017 Avalon Holdings Corporation and certain direct and indirect wholly owned subsidiaries entered into an amendment to its existing Loan and Security Agreement dated December 20, 2016, with Laurel Capital Corporation (the “Lender”).

The amendment restates the definition of “Total Fixed Charges” in Section 1.1 of the Loan and Security Agreement in its entirety to read as follows:

"Total Fixed Charges" means the sum of interest expense, regularly scheduled payments of principal made on long term debt and capitalized lease obligations during the period being measured, and dividends and distributions.

The amendment also amends Section 10.1 of the Loan and Security Agreement by restating the notice addresses for the Lender.

In addition, page 1 of the Loan and Security Agreement was amended by replacing, in the first and second lines of the first paragraph, the words "30th day of November, 2016" with "20th day of December, 2016".

The forgoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

The other material terms of the Loan and Security Agreement, dated December 20, 2016, with the Lender are described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2016, of which is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1

First Amendment to Loan and Security Agreement, dated as of December 4, 2017, between Avalon Holdings Corporation and certain direct and indirect wholly owned subsidiaries, as borrowers, and Laurel Capital Corporation, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

DATED: December 5, 2017	/s/ Bryan P. Saksa
By: Bryan P. Saksa
Chief Financial Officer and Treasurer

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